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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of PSINet Inc. of our report dated February 6, 1998, except as to paragraphs 1, 2 and 6 of Note 11, which are as of February 25, 1998, relating to the consolidated financial statements of PSINet Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for each of the three years in the period ended December 31, 1997 listed under Item 21 of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial and Operating Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial and Operating Data."

/s/ PricewaterhouseCoopers LLP

Washington D.C.
February 11, 1999